UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

KRAKacquisition Corp
(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1875195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1455 Adams Dr #1630 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, $0.0001 par value	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-292681

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units (each consisting of one Class A ordinary share, par value $0.0001 per share, and one-fourth of one redeemable warrant), Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares of KRAKacquisition Corp (the “Company”). The description of the units, Class A ordinary shares and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-292681), originally filed with the U.S. Securities and Exchange Commission on January 12, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The Nasdaq Global Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KRAKacquisition Corp

Date: January 23, 2026	By:	/s/ Ravikant Tanuku
	Name:	Ravikant Tanuku
	Title:	Chief Executive Officer